UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Legg Mason ETF Equity Trust

(Exact name of registrant as specified in its charter)

Maryland	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

620 Eighth Avenue

New York, NY 10018

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to Be So Registered	Name of the Exchange on Which Each Class is to Be So Registered	I.R.S. Employer Identification Number
Shares of beneficial interest, $0.00001 par value per share, of:
Legg Mason Developed ex-US Diversified Core ETF	The NASDAQ Stock Market, LLC	47-5025101
Legg Mason Emerging Markets Diversified Core ETF	The NASDAQ Stock Market, LLC	47-5024987
Legg Mason US Diversified Core ETF	The NASDAQ Stock Market, LLC	47-5025246
Legg Mason Low Volatility High Dividend ETF	The NASDAQ Stock Market, LLC	47-5025331

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.    ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.    ☐

Securities Act registration statement file number to which this form relates:

333-206784

Securities to be registered pursuant to Section 12(g) of the Exchange Act:

None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to Be Registered.

A description of the shares of beneficial interest, $0.00001 par value per share, of each of Legg Mason Developed ex-US Diversified Core ETF, Legg Mason Emerging Markets Diversified Core ETF, Legg Mason US Diversified Core ETF and Legg Mason Low Volatility High Dividend ETF, each a series of Legg Mason ETF Equity Trust (the “Trust”) to be registered hereunder, is set forth in Pre-Effective Amendment No. 2 to the Trust’s Registration Statement on Form N-1A (Commission File Nos. 333-206784; 811-23096) filed on December 3, 2015, which description is incorporated herein by reference as filed with the Securities and Exchange Commission. Any form of amendment or supplement to the registration statement that is subsequently filed is hereby also incorporated by reference herein.

Item 2. Exhibits.

1. The Trust’s Declaration of Trust is included as Exhibit (a)(2) and the Designation of Series of Shares of Beneficial Interests effective as of July 30, 2015 is included as Exhibit (a)(3) to the Trust’s Registration Statement on Form N-1A (File Nos. 333-206784; 811-23096), as filed with the Securities and Exchange Commission on September 4, 2015. The Amended and Restated Designation of Series of Shares of Beneficial Interests effective as of September 4, 2015 is included as Exhibit (a)(4) to Pre-Effective Amendment No. 1 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-206784; 811-23096) as filed with the Securities and Exchange Commission on November 6, 2015.

2. The Trust’s Bylaws are included as Exhibit (b)(1) to the Trust’s Registration Statement on Form N-1A (File Nos. 333-206784; 811-23096), as filed with the Securities and Exchange Commission on September 4, 2015. Amendment No. 1 to the Trust’s Bylaws is included as Exhibit (b)(2) to Pre-Effective Amendment No. 1 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-206784; 811-23096) as filed with the Securities and Exchange Commission on November 6, 2015.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, as of this 3rd day of December, 2015.

Legg Mason ETF Equity Trust

By:	/s/ Jane Trust
Name:	Jane Trust
Title:	President and Chief Executive Officer